As filed with the Securities and Exchange Commission on April 30, 2021
Registration No. 333-218344

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT NO. 333-218344

UNDER
THE SECURITIES ACT OF 1933

JUNIPER NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0422528
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1133 Innovation Way
Sunnyvale, California 94089
(408) 745-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cyphort Inc. Amended & Restated 2011 Stock Incentive Plan
(Full titles of the plan)

Brian M. Martin, Esq.
Senior Vice President and General Counsel
Juniper Networks, Inc.
1133 Innovation Way
Sunnyvale, California 94089
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 745-2000

Copies to:

Robert Mobassaly, Esq.
Vice President and Deputy General Counsel
Dena Acevedo, Esq.
Assistant General Counsel
Juniper Networks, Inc.
1133 Innovation Way
Sunnyvale, California 94089
Telephone: (408) 745-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

Juniper Networks, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the following registration statement on Form S-8 (the “Registration Statement”) to deregister any and all securities that remain under such Registration Statement as described below:
•Registration Statement on Form S-8 (No. 333-218344 ), pertaining to the registration of 138,850 shares of the Company’s common stock, par value $0.00001 per share, underlying options and restricted stock units granted under the Cyphort Inc. Amended & Restated 2011 Stock Incentive Plan, which was filed with the U.S. Securities and Exchange Commission on November 8, 2017.

The Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statement as described above. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance at the termination of the offering, the Registrant hereby removes from registration all such securities of the Registrant registered under the Registration Statement as of the date of this Post-Effective Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on April 30, 2021.

JUNIPER NETWORKS, INC.

By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rami Rahim
Rami Rahim	Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2021

/s/ Kenneth B. Miller
Kenneth B. Miller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 30, 2021

/s/ Thomas A. Austin
Thomas A. Austin	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	April 30, 2021

/s/ Scott Kriens
Scott Kriens	Chairman of the Board of Directors	April 30, 2021

/s/ Gary Daichendt
Gary Daichendt	Director	April 30, 2021

/s/ Anne T. DelSanto
Anne T. DelSanto	Director	April 30, 2021

/s/ Kevin DeNuccio
Kevin DeNuccio	Director	April 30, 2021

/s/ James Dolce
James Dolce	Director	April 30, 2021

/s/ Christine M. Gorjanc
Christine M. Gorjanc	Director	April 30, 2021

/s/ Janet B. Haugen
Janet B. Haugen	Director	April 30, 2021

/s/ Rahul Merchant
Rahul Merchant	Director	April 30, 2021

/s/ William R. Stensrud
William R. Stensrud	Director	April 30, 2021
4